As filed with the Securities and Exchange Commission on
April 26, 2002                     Reg. No. 33-________


         SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549
                       --------
                       FORM S-8
                REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933
                       --------

              OIL-DRI CORPORATION OF AMERICA
  (Exact Name of Registrant as Specified in its Charter)

       Delaware                           36-2048898
       (State of                       (I.R.S. Employer
    Incorporation)                    Identification No.)

                  410 N. Michigan Avenue
                     Chicago, IL 60611
   (Address and Zip Code of Principal Executive Offices)
                       --------

              OIL-DRI CORPORATION OF AMERICA
               1995 LONG-TERM INCENTIVE PLAN
                   (Full Title of the Plan)
                       --------

                       Maryon Gray
              Oil-Dri Corporation of America
                   410 N. Michigan Ave.
                     Chicago, IL 60611
                       312-321-1515
(Name, Address, and Telephone Number of Agent For Service)

                         --------

               CALCULATION OF REGISTRATION FEE
=============================================================================
TITLE OF            AMOUNT       PROPOSED       PROPOSED        AMOUNT OF
SECURITIES          TO BE        MAXIMUM        MAXIMUM         REGISTRATION
TO BE REGISTERED    REGISTERED   OFFERING       AGGREGATE       FEE
                                 PRICE PER      OFFERING
                                 SHARE (1)(2)   PRICE (1)

-----------------------------------------------------------------------------
Common Stock,
par value $.10     1,490,500
per share          shares (3)    $9.775         $14,569,637.50  $1,340.41(4)

Class A Common
Stock, par value
$.10 per share                   See Note 3     See Note 3      See Note 3

Class B Stock,
par value $.10
per share                        See Note 3     See Note 3      See Note 3
=============================================================================

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange Composite Tape on April 22, 2002.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3) This Registration Statement covers, in aggregate, up to 1,490,500 shares of either Common Stock, Class A Common Stock or Class B Stock issuable under the Plan. Shares issuable under the Plan will be shares of (i) Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A common Stock will be issued. (At the date hereof, no Class A common Stock has been issued.); or (ii) Class B Stock, in the case of Awards with respect to Class B Stock to Jaffee Family members who are employees or officers of the Registrant or one of its subsidiaries that is more than 50% owned by the Registrant.
(4) The Registrant initially filed a Registration Statement, File No. 333-57625 on June 24, 1998, with respect to its registration of 1,000,000 shares registered under its 1995 Long Term Incentive Plan. The registration of 990,500 of such shares, which remain unsold, is being carried forward and included in the total of 1,490,500 shares registered hereby. The prorata portion of the filing fee paid with respect to the Registration Statement, File No. 333-57625 that is associated with those 990,500 unsold shares is $4236.86 Pursuant to Rule 457(p) under the Securities Act, the Registrant has offset the entire registration fee due herewith with a portion of such registration fee relating to unsold shares. Accordingly, no additional registration fee is submitted herewith.

                                EXPLANATORY NOTE


    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed with the Commission by Oil-Dri Corporation of America (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001 ("2001 Form 10-K").

   (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the 2001 Form 10-K.

   (c) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and Class B Stock, par value $.10 per share (the "Class B Stock") under the caption Description of Common Stock, Class B Stock, and Class A Common Stock in the Company's Proxy Statement dated November 3, 1997.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


   The consolidated financial statements and schedules included in the Company's 2001 Form 10-K have been audited by Blackman Kallick Bartelstein LLP, independent auditors, as set forth in their report thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Future financial statements of the Company and the reports thereon of Blackman Kallick Bartelstein LLP to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent such firm has audited those financial statements and consented to the use of their reports thereon.

ITEM 4:  DESCRIPTION OF SECURITIES

   See Item 3(c), above, with respect to the Class A Common Stock and Class B Stock. The Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

   The legality of the Common Stock being originally offered hereunder has been passed upon by Sonnenschein Nath & Rosenthal ("SNR"), counsel to the Company, 8000 Sears Tower, Chicago, Illinois 60606. Mr. Paul J. Miller, a partner of SNR and a director of the Company, beneficially owns 4904 shares of the Company's Common Stock, and holds options to purchase an additional 25,000 shares, 20,000 of which options are currently exercisable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8:  EXHIBITS

===========================================================
   3.1     Certificate of Incorporation of the Company, as
           amended (Exhibit 4.1 to the S-8 Registration
           Statement No. 333-57625  filed  June 24, 1998*/
                                                        --

   3.2     By-Laws of the Company, as amended  (Exhibit
           (3)(b) to the July 31, 1995 Form 10-K)*/
                                                 -

   5.1     Opinion of Sonnenschein Nath & Rosenthal

  23.1     Consent of Sonnenschein Nath & Rosenthal
           (included in Exhibit 5.1)

  23.2     Consent of Blackman Kallick Bartelstein LLP
===========================================================
*/   Incorporated by reference.
-

ITEM 9.  UNDERTAKINGS

(a)  RULE 415 OFFERING.  The Company hereby undertakes:
     -----------------

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  INCORPORATION  OF  SUBSEQUENT  EXCHANGE ACT DOCUMENTS BY REFERENCE.
     ------------------------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  FORM S-8 REGISTRATION STATEMENT.
     -------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions (see Item 6 above), or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 24, 2002.

                        OIL-DRI CORPORATION OF AMERICA

                        By: /s/ Daniel S. Jaffee
                        ---------------------------
                                Daniel S. Jaffee
                                President & Chief
                                Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Maryon Gray and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                     TITLE                     DATE


/S/ RICHARD M. JAFFEE        Chairman of the Board of    April 24, 2002
------------------------     Directors
Richard M. Jaffee


/S/ DANIEL S. JAFFEE         President, Chief Executive  April 24, 2002
------------------------     Officer, and Director
Daniel S. Jaffee


/S/ JEFFREY M. LIBERT        Vice President and Chief    April 24, 2002
------------------------     Financial Officer
Jeffrey M. Libert


/S/ DANIEL T. SMITH          Vice President, Controller  April 24, 2002
------------------------     Controller and Chief
Daniel T. Smith              Accounting Officer

/s/ J. Steven Cole           Director                    April 24, 2002
------------------------
J. Steven Cole


/S/ ARNOLD W. DONALD         Director                    April 24, 2002
------------------------
Arnold W. Donald


/S/ RONALD B. GORDON         Director                    April 24, 2002
------------------------
Ronald B. Gordon


/S/ THOMAS D. KUCZMARSKI     Director                    April 24, 2002
------------------------
Thomas D. Kuczmarski


/S/ JOSEPH C. MILLER         Director                    April 24, 2002
------------------------
Joseph C. Miller


/S/ PAUL J. MILLER          Director                    April 24, 2002
------------------------
Paul J. Miller


/S/ ALAN H. SELIG           Director                    April 24, 2002
------------------------
Alan H. Selig

                                INDEX TO EXHIBITS

Exhibit
NUMBER             DESCRIPTION OF EXHIBIT
   3.1     Certificate of Incorporation of the Company,
           as amended (Exhibit 4.1 to the S-8
           Registration Statement No. 333-57625  filed
           June 24, 1998*/
                        -

   3.2     By-Laws of the Company, as amended  (Exhibit
           (3)(b) to the July 31, 1995 Form 10-K)*/
                                                 -

   5.1     Opinion of Sonnenschein Nath & Rosenthal

  23.1     Consent of Sonnenschein Nath & Rosenthal
           (included in Exhibit 5.1)

  23.2     Consent of Blackman Kallick Bartelstein LLP.

-------------
*/     Incorporated by reference.
-

                                                                   EXHIBIT 5.1







                                 April 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.10 per share (the "Shares") and shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock") and shares of Class B Stock, par value $.10 per share (the "Class B Stock") (collectively, with the Shares and the Class A Common Stock, the "Stock"), of Oil-Dri Corporation of America (the "Company") which may from time to time be offered by the Company in connection with the Oil-Dri Corporation of America 1995 Long-Term Incentive Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     We have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Certificate of Incorporation, as amended, its By-Laws, and minutes of directors' and stockholders' meetings, and other documents (including the Plan) and certificates of public officials, to the extent we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and to perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Securities and Exchange Commission
April 24, 2002
Page 2


     Based upon and subject to the foregoing, it is our opinion that the shares of Stock that will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to Sonnenschein Nath & Rosenthal under the caption "Item 5: Interests of Named Experts and Counsel" in the Registration Statement.


                                Very truly yours,

                                SONNENSCHEIN NATH & ROSENTHAL


                                By: DENNIS N. NEWMAN/S
                                -----------------------------
                                Dennis N. Newman

                                                                  EXHIBIT 23.2





                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference of our report on the Company dated September 10, 2001 which is included in the Oil-Dri Corporation of America Form 10-K for the fiscal year ended July 31, 2001 in the Registration Statement on Form S-8 pertaining to the Oil-Dri Corporation of America Long-Term Incentive Plan. We likewise consent to all references to us in such Registration Statement on Form S-8.



                      /S/ BLACKMAN KALLICK BARTELSTEIN LLP
                      ------------------------------------
                      Blackman Kallick Bartelstein LLP


Chicago, Illinois
April 24, 2002